UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT 0F 1934
Date of Report (Date of Earliest Event Reported): April 30, 2007 (April 24, 2007)
CENTRUE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-3145350
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
0-28846
(Commission File Number)
122 West Madison Street, Ottawa, IL
(Address of principal executive offices, including zip code)
(815) 431-2720
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 24, 2007, the Board of Directors approved an amendment to the bylaws of Centrue Financial Corporation which clarified that the position of “Chairman of the Board” is neither an officer position nor an employment position of the Company. The amendment was effective on April 24, 2007. Sections 5.1 through 5.7 of the Company’s Bylaws have been replaced in their entirety with the following:
ARTICLE V
OFFICERS
     Section 5.1 Chairman of the Board. The Board shall appoint one of its members to serve as the Chairman of the Board to serve at the pleasure of the Board. The Chairman shall, if present, preside at meetings of stockholders of the Corporation and at meetings of the Board. The position of Chairman shall neither be deemed a position of employment with the Corporation nor be deemed an officer position with the Corporation (as the term “officer” is defined in Rule 16a-1 of the Securities Exchange Act of 1934 or as the terms “employee” and “executive officer” are used in the NASDAQ Independence Rules (Marketplace Rule 4200)). The Chairman shall have such other duties and responsibilities as may from time to time be assigned to him or her by the Board or prescribed by these Bylaws.
     Section 5.2 Executive Officers. The executive officers of the corporation shall be the Chief Executive Officer, the President, each Executive Vice President, the Secretary, the Treasurer, the Chief Financial Officer and any other individual performing functions similar to those performed by the foregoing persons, including any Senior Vice President or Vice President designated by the Board as performing such functions.
     Section 5.3 Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of this article shall be chosen annually by the Board. Each officer shall hold his or her office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified, and shall perform such duties as are prescribed in the Bylaws or as the Board may from time to time determine.
     Section 5.4 Subordinate Officers. The corporation may have, at the discretion of the Board, one or more Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be appointed by the Board, or by a committee of the Board to which the authority to appoint subordinate officers has been delegated, each of whom shall hold office for such period, have such authority and perform such duties as the Board or such committee may from time to time determine. Any person may hold more than one office, executive or subordinate.
     Section 5.5 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board (without prejudice, however, to the rights, if any, of an officer under any contract of employment with the corporation).
     Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt or at any later time specified therein.
     Section 5.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board for the unexpired portion of the term.
     Section 5.7 Compensation. The Board shall fix the compensation of the chief executive officer of the corporation. The compensation of all of the other officers of the corporation shall be fixed by the Board or by an officer of the corporation to whom the authority to fix compensation has been delegated by the Board.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION
Date: April 30, 2007	By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson
Senior Executive Vice President and Principal Financial Accounting Officer

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